Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS THIRD QUARTER RESULTS

•	Revenue of $54.1 million; ATCA and Software-Solutions of $37.3 million accounted for 69% of total revenue.

•	Third quarter Trillium software orders up 23% year over year and 82% sequentially.

•
The Company’s Media Resource Function (MRF) product family is taking part in over 20 trials in support of our customers’ Voice over LTE (VoLTE) and Rich Communication Services (RCS) network deployments.

•
Announces new partnership with Ennoconn Corporation to provide manufacturing services and enable the consolidation of the Company’s Asia Platform operations to Shenzhen, China contributing over $6 million in annual profit once complete.

HILLSBORO, OR - November 5, 2013 - Radisys Corporation (NASDAQ: RSYS), a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications, announced third quarter 2013 revenues of $54.1 million and a GAAP net loss of $12.7 million or $0.44 per diluted share. Third quarter non-GAAP net loss was $4.6 million or $0.16 per diluted share. Third quarter non-GAAP results exclude the amortization of acquired intangible assets, stock-based compensation, restructuring and acquisition-related charges, and non-cash tax expense. A reconciliation of GAAP to non-GAAP results is located in the tables included at the end of this press release.

Commenting on the third quarter results and the Company’s strategic progress, Brian Bronson, Radisys' President and Chief Executive Officer stated, “Our third quarter financial expectations relied heavily on receiving and shipping a large MRF order from an Asian carrier that ultimately was not received before quarter end. Our relationship with this carrier is excellent and we are in the initial stages of what I believe will be a meaningful long-term partnership that could generate over $10 million of revenue over the next couple of years.

We continue to make meaningful progress on the key strategic objectives that are targeted at driving long-term shareholder value. These include:

•	Market Penetration:

◦	In MRF, we remain on track to exceed 2013 design win goals and are now in trials with four different partners across 20 different carriers around the globe.

◦
In Trillium software, third quarter orders exceeded expectations increasing 23% year over year and 82% sequentially. Continued small cell deployments with our partners in Korea are demonstrating the commercial readiness of our small cell and overall LTE solutions. This proof point is leading to incremental opportunities and is expected to be a primary driver of both short and long term Trillium software revenue growth.

◦	In Platforms, we are seeing early traction with our NFV enabled products. We will share more detail on the functionality of these platforms as we begin official customer rollout in early 2014.

•	Operational Efficiency - We remain on track to meet or beat the $20 million in cost reductions announced in July 2013:

◦	Our Shanghai design center has been closed and development work transitioned to our Shenzhen site;

◦	Our Ireland administrative office has been closed and the work transitioned to our Hillsboro headquarters; and

◦
We have reached agreement with Ennoconn Corporation to provide contract manufacturing services in Shenzhen enabling the closure of our Penang facility. This is the final step in consolidating our Asian Platform operations into a single Shenzhen site and will contribute $6 million of additional annual profit beginning in the third quarter of 2014.”

Other Third Quarter Financial Highlights

•	Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $22.0 million and non-GAAP R&D and SG&A expenses were $20.5 million.

•
Cash and cash equivalents were $31.6 million at the end of the third quarter representing a $2.4 million sequential decrease from the second quarter. During the quarter, we paid $1.6 million in cash severance associated with our restructuring plans.

•
On November 1, 2013, we amended our Silicon Valley Bank line of credit agreement which enables sufficient working capital flexibility to finish the Company’s transformation efforts. As of the end of the third quarter, our borrowing base was $27.2 million leaving $12.2 million unused and available.

Fourth Quarter 2013 Outlook

•
Revenue is expected to be between $44 million and $50 million. At the mid-point, the sequential decrease is primarily due to the timing of customer orders between the fourth quarter of 2013 and the first quarter of 2014 that adversely affects Q4 ATCA revenue. Additionally, we expect Software-Solutions revenue to remain relatively flat as we presently do not anticipate recognizing revenue on a number of new MRF programs due to various terms and conditions and engineering milestones that will not be met until 2014.

•	Non-GAAP gross margin is expected to approximate 31% of sales.

•	Non-GAAP R&D and SG&A expenses are expected to decrease to approximately $19 million.

•	Non-GAAP net loss is expected to be between $0.12 and $0.24 per share.

Mr. Bronson continued, “Despite a soft telecom spending environment in our portion of the market, we continue to focus on building tangible long-term momentum in our target markets. We have made significant strategic and operational progress over the last four quarters that are not yet showing through in our financial results. In addition, we are accelerating previously planned actions to right-size our operating expense structure and are targeting an estimated $70 million of 2014 Non-GAAP R&D and SG&A expenses. This expense structure continues to provide the resources required to fund and execute on our strategic initiatives. We continue to drive towards double digit revenue growth in our Software-Solutions business and when combined with our cost reduction initiatives, expect 2014 operating income to improve materially.”

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, November 5, 2013 at 5:00 p.m. ET to discuss its third quarter 2013 results and the financial and business outlook for the fourth quarter 2013.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 92478192.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on Tuesday, November 19, 2013. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 92478192.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the fourth quarter of 2013 and fiscal 2014 and statements related to timing of revenue recognition, expected customer orders, expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (j) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, and (k) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2012, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of November 5, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, and (f) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, MRF (Media Resource Function), COM Express, and Network Appliance platforms coupled with Trillium Software and services enable customers to bring high-value products and services to market faster with lower investment and risk.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$54,109	$63,725	$187,725	$216,796
Cost of sales:
Cost of sales	37,874	43,687	127,936	142,234
Amortization of purchased technology	2,069	2,390	6,504	7,223
Gross margin	14,166	17,648	53,285	67,339
Operating expenses:
Research and development	11,456	11,845	35,011	36,104
Selling, general and administrative	10,522	11,793	31,145	33,966
Intangible assets amortization	1,303	1,303	3,911	3,911
Impairment of goodwill	—	29,748	—	29,748
Restructuring and acquisition-related charges, net	2,881	(2,717)	4,037	(234)
Loss from operations	(11,996)	(34,324)	(20,819)	(36,156)
Interest expense	(300)	(436)	(913)	(1,279)
Other income, net	200	22	573	312
Loss before income tax expense	(12,096)	(34,738)	(21,159)	(37,123)
Income tax expense	624	373	2,230	1,496
Net loss	$(12,720)	$(35,111)	$(23,389)	$(38,619)

Net loss per share:
Basic	$(0.44)	$(1.28)	$(0.82)	$(1.43)
Diluted (I),(II)	$(0.44)	$(1.28)	$(0.82)	$(1.43)
Weighted average shares outstanding
Basic	28,931	27,534	28,692	26,985
Diluted (I),(II)	28,931	27,534	28,692	26,985

(I)	For all periods presented, the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

(II)	For all periods presented, the computation of earnings per share excludes the effects of stock options, restricted stock units and escrow shares, as they are anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$31,559	$33,182
Accounts receivable, net	42,496	51,881
Inventories and inventory deposit, net	26,221	28,907
Other current assets	10,799	12,018
Total current assets	111,075	125,988
Property and equipment, net	15,660	17,713
Intangible assets, net	59,869	70,284
Other assets, net	14,275	18,409
Total assets	$200,879	$232,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,619	$41,191
Deferred income	7,625	9,222
Other accrued liabilities	15,632	16,769
Convertible senior notes, net	—	16,919
Line of credit	15,000	—
Total current liabilities	74,876	84,101
Convertible senior notes, net	18,000	18,000
Other long-term liabilities	3,422	4,851
Total liabilities	96,298	106,952
Shareholders' equity:
Common stock	307,722	303,724
Accumulated deficit	(203,075)	(179,686)
Accumulated other comprehensive income	(66)	1,404
Total shareholders’ equity	104,581	125,442
Total liabilities and shareholders’ equity	$200,879	$232,394

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(12,720)	$(35,111)	$(23,389)	$(38,619)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	5,480	5,340	16,586	16,448
Impairment of goodwill	—	29,748	—	29,748
Stock-based compensation expense	1,639	978	3,761	394
Write off of purchased computer software	—	—	2,868	—
Net gain from sale of software assets	—	—	(1,532)	—
Other adjustments	(87)	961	58	2,458
Changes in operating assets and liabilities:
Accounts receivable	3,272	(2,600)	9,943	(2,328)
Inventories and inventory deposit	(1,066)	510	2,027	4,722
Accounts payable	101	2,916	(4,860)	3,895
Deferred income	1,070	170	(1,673)	(3,002)
Other operating assets and liabilities	1,116	(3,538)	116	(11,087)
Net cash provided by (used in) operating activities	(1,195)	(626)	3,905	2,629
Cash flows from investing activities:
Capital expenditures	(965)	(3,264)	(4,343)	(9,095)
Purchase of long-term assets	—	(368)	—	(368)
Proceeds from sale of software assets	25	—	1,107	—
Net cash used in investing activities	(940)	(3,632)	(3,236)	(9,463)
Cash flows from financing activities:
Borrowings on line of credit	—	—	15,000	—
Repayment of convertible senior notes	—	(10,081)	(16,919)	(10,081)
Proceeds from issuance of common stock	208	290	626	1,100
Other financing activities, net	(370)	(98)	(783)	(140)
Net cash used in financing activities	(162)	(9,889)	(2,076)	(9,121)
Effect of exchange rate changes on cash and cash equivalents	(70)	123	(216)	13
Net decrease in cash and cash equivalents	(2,367)	(14,024)	(1,623)	(15,942)
Cash and cash equivalents, beginning of period	33,926	45,852	33,182	47,770
Cash and cash equivalents, end of period	$31,559	$31,828	$31,559	$31,828

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
North America	$21,975	40.6%	$22,036	34.6%	$79,189	42.2%	$77,987	36.0%
Asia Pacific	19,257	35.6	26,412	41.4	65,211	34.7	91,713	42.3
Europe, the Middle East and Africa	12,877	23.8	15,277	24.0	43,325	23.1	47,096	21.7
Total	$54,109	100.0%	$63,725	100.0%	$187,725	100.0%	$216,796	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
ATCA Platforms	$27,744	51.3%	$27,687	43.4%	$94,284	50.2%	$101,869	47.0%
Software-Solutions	9,563	17.7	11,584	18.2	33,824	18.0	39,746	18.3
COM Express and Rackmount Server	13,380	24.7	13,861	21.8	42,225	22.5	37,963	17.5
Other Products	3,422	6.3	10,593	16.6	17,392	9.3	37,218	17.2
Total Revenues	$54,109	100.0%	$63,725	100.0%	$187,725	100.0%	$216,796	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
REVENUES:
GAAP revenues	$54,109		$63,725		$187,725		$216,796
(a) Purchase accounting adjustments	—		—		—		300
Non-GAAP revenues	$54,109		$63,725		$187,725		$217,096

GROSS MARGIN:
GAAP gross margin	$14,166	26.2%	$17,648	27.7%	$53,285	28.4%	$67,339	31.1%
(a) Purchase accounting adjustments	—		—		—		300
(b) Amortization of acquired intangible assets	2,069		2,390		6,504		7,223
(c) Stock-based compensation	167		107		408		(98)
(d) Restructuring and acquisition-related charges, net	—		—		—		62
Non-GAAP gross margin	$16,402	30.3%	$20,145	31.6%	$60,197	32.1%	$74,826	34.5%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,456	21.2%	$11,845	18.6%	$35,011	18.7%	$36,104	16.7%
(c) Stock-based compensation	(361)		(284)		(844)		(315)
Non-GAAP research and development	$11,095	20.5%	$11,561	18.1%	$34,167	18.2%	$35,789	16.5%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$10,522	19.4%	$11,793	18.5%	$31,145	16.6%	$33,966	15.7%
(c) Stock-based compensation	(1,111)		(587)		(2,509)		(177)
Non-GAAP selling, general and administrative	$9,411	17.4%	$11,206	17.6%	$28,636	15.3%	$33,789	15.6%

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$(11,996)	(22.2)%	$(34,324)	(53.9)%	$(20,819)	(11.1)%	$(36,156)	(16.7)%
(a) Purchase accounting adjustments	—		—		—		300
(b) Amortization of acquired intangible assets	3,372		3,693		10,415		11,134
(c) Stock-based compensation	1,639		978		3,761		394
(d) Restructuring and acquisition-related charges, net	2,881		(2,717)		4,037		(172)
(e) Impairment of goodwill	—		29,748		—		29,748
Non-GAAP income from operations	$(4,104)	(7.6)%	$(2,622)	(4.1)%	$(2,606)	(1.4)%	$5,248	2.4%

NET INCOME (LOSS):
GAAP net income (loss)	$(12,720)	(23.5)%	$(35,111)	(55.1)%	$(23,389)	(12.5)%	$(38,619)	(17.8)%
(a) Purchase accounting adjustments	—		—		—		300
(b) Amortization of acquired intangible assets	3,372		3,693		10,415		11,134
(c) Stock-based compensation	1,639		978		3,761		394
(d) Restructuring and acquisition-related charges, net	2,881		(2,717)		4,037		(172)
(e) Impairment of goodwill	—		29,748		—		29,748
(f) Income taxes	233		45		1,206		690
Non-GAAP net income	$(4,595)	(8.5)%	$(3,364)	(5.3)%	$(3,970)	(2.1)%	$3,475	1.6%

GAAP weighted average diluted shares	28,931		27,534		28,692		26,985
Escrow shares	—		—		—		1,146
Dilutive equity awards included in
non-GAAP earnings per share	—		—		—		792
Convertible senior notes dilutive shares (I)	—		—		—		—
Non-GAAP weighted average diluted shares (I)	28,931		27,534		28,692		28,923
GAAP net loss per share (diluted)	$(0.44)		$(1.28)		$(0.82)		$(1.43)
Non-GAAP adjustments detailed above	0.28		1.16		0.68		1.55
Non-GAAP net income per share (diluted) (I)	$(0.16)		$(0.12)		$(0.14)		$0.12

(I) For the nine months ended September 30, 2012, the diluted earnings per share calculation includes interest costs, net of tax benefit, related to dilutive equity shares underlying our 2013 and 2015 convertible senior notes. For the three months ended September 30, 2013 and the nine months ended September 30, 2013 and 2012, the diluted earnings per share calculation excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2013
	Low End	High End
GAAP net loss	$(16.6)	$(11.9)
(b) Amortization of acquired intangible assets	3.4	3.4
(c) Stock-based compensation	1.1	1.1
(d) Restructuring and acquisition-related charges, net	4.0	3.0
(f) Income taxes	1.1	0.8
Total adjustments	9.6	8.3
Non-GAAP net loss	$(7.0)	$(3.6)

GAAP weighted average shares	29,105	29,105
Non-GAAP adjustments	—	—
Non-GAAP weighted average shares (diluted) (I)	29,105	29,105

GAAP net loss per share	$(0.57)	$(0.41)
Non-GAAP adjustments detailed above	0.33	0.29
Non-GAAP net loss per share (diluted) (I)	$(0.24)	$(0.12)

(I)
For the three months ended December 31, 2013 guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2013
GAAP	26.4%
(b) Amortization of acquired intangible assets	4.4
(c) Stock-based compensation	0.3
Non-GAAP	31.1%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2013
GAAP	$20.0
(c) Stock-based compensation	(1.0)
Non-GAAP	$19.0

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
For the Year Ended
December 31, 2014
GAAP	$74.1
(c) Stock-based compensation	(4.1)
Non-GAAP	$70.0

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting.  Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Impairment of goodwill: The goodwill impairment charge relates to a write down of balances associated with previous acquisitions. The Company excludes the goodwill impairment charge because it is unusual in nature and does not reflect the operation of the Company's ongoing business. Additionally, its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.